UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016
  DHI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3179218
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1040 Avenue of the Americas, 8th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)
(212) 725-6550
(Registrant’s telephone number, including area code)
 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 7, 2016, DHI Group, Inc. (the “Company”) appointed Jennifer Deason to its board of directors. It is anticipated that Ms. Deason will also serve as a member of the Company’s Audit Committee.

Ms. Deason is an Executive Vice President at Bain Capital, where she has partnered with CEOs and other senior level executives to improve company performance and drive transformations through strategic initiatives and performance management. While at Bain Capital, Ms. Deason served as Interim Chief Financial Officer of the Weather Channel, where she worked to reposition the organization from a more traditional TV media company towards a data-focused, mobile-first advertising platform, prior to the sale of the digital and B2B businesses to IBM. Earlier in her career, Ms. Deason was a consultant at McKinsey & Company where she focused on strategy, marketing, organization and corporate finance engagements for predominantly media, consumer and private equity clients. Ms. Deason holds an MBA from Stanford University and a B.A. from Yale University.

The appointment comes as part of an agreement reached with Barington Capital Group, L.P. (“Barington”) in February 2016, in which the Company and Barington agreed to choose a mutually acceptable new board member to fill the vacancy created by the resignation of long-time board member Peter Ezersky. Ms. Deason will serve as a Class I director with a term expiring at the Company’s 2017 annual meeting of stockholders.

The Company will pay Ms. Deason the annual board fee of $35,000 for service on the board and $7,500 for her service on the Audit Committee. This and the other components of the Company’s non-employee director compensation were disclosed in the Company’s proxy statement dated as of March 9, 2016 in connection with its 2016 annual meeting of stockholders.

In connection with her appointment and pursuant to the Company’s 2012 Omnibus Equity Award Plan, it is anticipated that Ms. Deason will be granted the same equity awards as those granted to other independent directors.

A press release regarding the appointment of Ms. Deason to the Company’s board of directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI Group, Inc.

By:	/s/ Brian Campbell
Name:	Brian Campbell
Title:	Vice President, Business and Legal Affairs and General Counsel

Dated: July 7, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 7, 2016.